U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
 PURSUANT TO SECTION 12(b) OR (g) OF THE
 SECURITIES EXCHANGE ACT OF 1934

CAZADOR ACQUISITION CORPORATION LTD.
 (Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Arco Capital Management LLC 7 Sheinovo Street 1504 Sofia, Bulgaria	N/A
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable):	333-169231

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Ordinary Share and one Warrant	The NASDAQ Stock Market LLC

Ordinary Share included in Units, par value $0.0001 per share	The NASDAQ Stock Market LLC

Warrants included in Units, exercisable for Ordinary Share at an exercise price of $7.50	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
  (Title of Class)

TABLE OF CONTENTS

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Index to Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares and warrants of Cazador Acquisition Corporation Ltd. (the “Company”). The description of the units, ordinary shares and warrants appearing under the caption, “Description of Securities,” in the Prospectus included in Amendment No. 1 to the Company’s Registration Statement on Form F-1 (Registration No. 333-169231), filed with the Securities and Exchange Commission on September 23, 2010, as amended from time to time (the “Registration Statement”) is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Index to Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

*3.1	Memorandum and Articles of Incorporation
*4.1	Specimen Unit Certificate
*4.2	Specimen Ordinary Share Certificate
*4.3	Specimen Warrant Certificate
*4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
*10.8	Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant

*	Incorporated by reference to the corresponding exhibit of the same number filed with the Registration Statement.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CAZADOR ACQUISITION CORPORATION LTD.

Date: September 27, 2010	By:	/s/ Jay Johnston
Jay Johnston
Co-Chief Executive Officer and Director